UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2003

BENCHMARK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-10560 (Commission File Number)	74-2211011 (I.R.S. Employer Identification No.)

3000 Technology Drive, Angleton, Texas		77515
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:  (979) 849-6550

Item 5. Other Events.

Benchmark Electronics, Inc. has completed its previously announced 3-for-2 stock split in the form of a stock dividend of one-half share of common stock for every one share of common stock outstanding.  The new shares resulting from the 3-for-2 split were issued at the close of business on November 13, 2003 to holders of record as of November 6, 2003.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Dated: November 21, 2003	By:	/s/ DONALD E. NIGBOR
Donald E. Nigbor
Chief Executive Officer